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                                                                   EXHIBIT 10.27

                        AMENDMENT TO LOAN AGREEMENT AND
                  INTEREST RATE AND FOREIGN CURRENCY AGREEMENT
                AND MODIFICATION OF NOTES EVIDENCING TERM LOANS

          THIS AMENDMENT TO LOAN AGREEMENT AND INTEREST RATE AND FOREIGN CURRENCY AGREEMENT AND MODIFICATION OF NOTES EVIDENCING TERM LOANS ("Amendment") dated as of December 23, 1997 (the "Amendment Effective Date") is made and entered into by and among SMITH INTERNATIONAL, INC. (the "Borrower"), a Delaware corporation, the banking institutions (each, together with its successors and assigns, a "Bank" and collectively, the "Banks") from time to time a party to the Loan Agreement (as hereinafter defined), as amended by this Amendment, ABN AMRO BANK N.V., HOUSTON AGENCY and DEN NORSKE BANK AS, as Co-Agents (in such capacity, together with their successors in such capacity, collectively called the "Co- Agents") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").


 RECITALS:

         WHEREAS, the Borrower, the Banks, the Co-Agents, and the Agent are parties to a Loan Agreement dated as of April 4, 1996, as amended by instrument dated April 8, 1997 (the "Loan Agreement"); and

         WHEREAS, certain provisions regarding interest rates and foreign currency matters in respect of the obligations of the Borrower under the Loan Agreement have been gathered in that certain Interest Rate and Foreign Currency Agreement (the "Interest Rate and Foreign Currency Agreement") attached as
Schedule 1 to the Loan Agreement; and


         WHEREAS, the Borrower, the Banks, the Co-Agents, and the Agent have agreed, on the terms and conditions herein set forth, that the Loan Agreement and Interest Rate and Foreign Currency Agreement be amended in certain respects;

         NOW, THEREFORE, IT IS AGREED:

         Section 1. Definitions. Terms used herein which are defined in the Loan Agreement shall have the same meanings when used herein unless otherwise provided herein.

         Section 2. Amendments to the Loan Agreement. On and after the Amendment Effective Date, the Loan Agreement shall be amended as follows:

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      (a)       The definition of "Commitment Fee Percentage" contained in
Section 1. 1 of the Loan Agreement is hereby amended to read in its entirety as follows:

                Commitment Fee Percentage shall mean, on any day, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the. Rating (as defined in the Interest Rate and Foreign Currency Agreement) as of the close of business on the preceding Business Day:

                                                            Commitment Fee
                 Rating                                     Percentage
                 ------                                     ----------
                 A-/A3 or higher                            0.090%

                 BBB+/Baa1                                  0.100%

                 BBB/Baa2                                   0.150%

                 BBB-/Baa3                                  0.175%

                 BB+/Bal or lower                           0.200%


      (b) The definition of "Maturity Date" contained in Section 1. 1 of the Loan Agreement is hereby amended to read in its entirety as follows:

                Maturity Date shall mean the maturity of the Notes evidencing the Revolving Loans, December 31, 2002, as the same may hereafter be accelerated pursuant to the provisions of any of the Loan Documents.

      (c) A new definition of "Net Worth" is hereby added to Section 1.1 of the Loan Agreement, such new definition to read in its entirety as follows:

                Net Worth shall mean all items classified as assets (valued at cost less normal depreciation) in the financial statements of the applicable Person delivered in accordance with this Agreement, less all items classified as liabilities in the financial statements of such Person delivered in accordance with this Agreement (including contingent and indirect liabilities to the extent included on the balance sheet of the applicable Person), all determined in accordance with GAAP. The term "liabilities" shall include, without limitation, (1) Indebtedness secured by Liens on Property of the Person with respect to which Net Worth is being computed, whether or not such Person is liable for the payment thereof; (2) deferred liabilities, and (3) Capital Lease Obligations. The term "Net Worth" shall include any direct or indirect minority interest in M-I.


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        (d)       A new definition of "Term Loan Maturity Date" is hereby
added to Section 1.1 of the Loan Agreement, such new definition to read in its entirety as follows:

                  Term Loan Maturity Date shall mean the maturity of the Notes evidencing the Term Loans, March 31, 2001, as the same may hereafter be accelerated pursuant to the provisions of any of the Loan Documents.

        (e) Section 3.2(d) of the Loan Agreement is hereby amended to read in its entirety as follows:

                  (d) Term Loan Amortization. The principal of each Note evidencing Term Loans shall be due and payable in semiannual installments due on each six month anniversary of the making of the Term Loans equal to the applicable Term Loan Lender's pro rata share of the Term Loans times 32,000,000 Krone. On the Term Loan Maturity Date, the entire unpaid principal balance of each Note evidencing Term Loans and all accrued and unpaid interest on the unpaid principal balance of each such Note shall be finally due and payable.

        (f) Section 7.3(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

                  (a) Debt to Total Capitalization Ratio - a Debt to Total Capitalization Ratio of not greater than 45%.

        (g) Section 7.3(c) of the Loan Agreement is hereby amended to read in its entirety as follows:

                  (c) Net Worth - Net Worth of not less than (1) for the period commencing on December ____, 1997 through and including December 31, 1997, $490,000,000 and (2) for each fiscal quarter thereafter, the minimum Net Worth required during the immediately preceding fiscal quarter plus 50% of the Net Income (if positive) of the Borrower for the immediately preceding fiscal quarter plus 100% of any increase in Net Worth during such fiscal quarter resulting from any merger, sale or issuance of equity.

        (h) The reference in Section 11.5 of the Loan Agreement to the phrase "Maturity Date" is hereby amended to read "Maturity Date or Term Loan Maturity Date".

        Section 3. Amendments to the Interest Rate and Foreign Currency Agreement. On and after the Amendment Effective Date, the Interest Rate and Foreign Currency Agreement shall be amended as follows:

        (a) The definition of "Eurocurrency Margin Percentage" contained in Section 1 of the Interest Rate and Foreign Currency Agreement is hereby amended to read in its entirety as follows:

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         Eurocurrency Margin Percentage means, on any day and with respect to any Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Rating as of the close of business on the preceding Business Day:

                                             Eurocurrency Margin              Eurocurrency Margin
                                             Percentage for Euro-             Percentage for Euro-
               Rating                        dollar Rate Borrowings           krone Rate Borrowings
               ------                        ----------------------           ---------------------
          A-/A3 or higher                            0.250%                           0.375%
          BBB+/Baal                                  0.300%                           0.425%
          BBB/Baa2                                   0.350%                           0.475%
          BBB-/Baa3                                  0.400%                           0.525%
          BB+/Bal or lower                           0.625%                           0.750%

     (b) Each reference in the Interest Rate and Foreign Currency Agreement to the phrase "Maturity Date" is hereby amended to read "Maturity Date or Term Loan Maturity Date, as the case may be".

     (c) A new definition of "Rating" is hereby added to Section 1 of the Interest Rate and Foreign Currency Agreement, such new definition to read in its entirety as follows:

                 Rating shall mean the senior debt rating for Borrower publicly announced by Standard & Poor's Ratings Group or Moody's Investors Service, Inc. In the event the ratings are not equivalent, the higher rating shall be treated as the "Rating"' hereunder; provided, that if such ratings differ by more than one (1) level, the Rating shall be the average, rounded upwards, of the two ratings.

     Section 4. Modification of the Notes Evidencing Term Loans. On and after the Amendment Effective Date, each reference in the Notes evidencing the Term Loans to the phrase "Maturity Date" is hereby amended to read "Term Loan Maturity Date".

     Section 5. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Loan Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Loan Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Loan Agreement, the Notes, and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

     Section 6. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Co-Agents, the Agent and the Bank(s) harmless from and against liability for the payment of all reasonable


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substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery and enforcement of, or the preservation of any rights under this Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other similar charges which may be payable in respect of, or in respect of any modification of, the Loan Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Loan Agreement and the repayment of the Loans.

     Section 7. Governing Law. This Amendment and the rights and obligations of the parties hereunder and under the Loan Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

     Section 8. Descriptive Headings, etc. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     Section 9. Entire Agreement. This Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Amendment.

     Section 10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Borrower and the Agent.

     Section 11. Amended Definitions. As used in the Loan Agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the Amendment Effective Date the term (i) "Agreement" shall mean the Loan Agreement as amended by this Amendment, and (ii) references to any and all other Loan Documents shall mean such documents as amended as contemplated hereby.

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             NOTICE PURSUANT TO TEX BUS. & COMM. CODE SECTION 26.02

     THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.


                                             SMITH INTERNATIONAL, INC.


                                             By:
                                                -------------------------------

                                             Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------






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